UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2005
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of Incorporation)	0-21923 (Commission File Number)	36-3873352 (I.R.S. Employer Identification No.)

727 North Bank Lane Lake Forest, Illinois (Address of principal executive offices)	60045 (Zip Code)
Registrant’s telephone number, including area code (847) 615-4096
Not Applicable
(Former name or former address, if changed since last year)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
The information provided in Item 2.03 is hereby incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On October 25, 2005, Wintrust Financial Corporation (the “Company”) signed a $25.0 million subordinated note (the “Note”) with LaSalle Bank National Association (“LaSalle”). The Note matures on May 29, 2015. Interest on the Note will be due and payable quarterly on each August 29, November 29, February 28 and May 29, beginning on November 29, 2005. The unpaid principal amount of the Note will bear interest at a floating rate equal to, at the Company’s option, either LaSalle’s prime rate or LIBOR plus 160 basis points. The Company is required to make principal payments of $5,000,000 on each May 29, beginning on May 29, 2011, with the May 29, 2015 payment also including any other principal amount. The Company may prepay all or any part of the Note without penalty.
     The Note may become immediately due and payable, at the option of LaSalle, upon the occurrence of the following events: (a) default in the payment of principal or interest for a period of 15 days after such payment was due, (b) default in the payment of principal or interest on any other indebtedness of the Company owed to LaSalle beyond the grace period provided in such instrument or (c) default in the payment of any other material indebtedness for borrowed money beyond the grace period provided in such instrument.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

10.1	$25 million Subordinated Note between Wintrust Financial Corporation and LaSalle Bank National Association, dated October 25, 2005.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/ David L. Stoehr
David L. Stoehr
Executive Vice President and Chief Financial Officer

Date: October 27, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	$25 million Subordinated Note between Wintrust Financial Corporation and LaSalle Bank National Association, dated October 25, 2005.